EXHIBIT 10.8










                            ASSET PURCHASE AGREEMENT
                                      AMONG
                       GENTNER COMMUNICATIONS CORPORATION,
                                       AND
                                 CLEARONE, INC.



                                  July 5, 2000
















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


                            ASSET PURCHASE AGREEMENT
         This Asset Purchase Agreement (the "Agreement") is made and entered into effective as of July 5, 2000, by and among GENTNER COMMUNICATIONS CORPORATION, a Utah corporation (the "Buyer"), CLEARONE, INC., a Massachusetts corporation (the "Seller"). The Buyer and the Seller are each sometimes referred to herein as a "Party" and are sometimes collectively referred to herein as the "Parties".

         A. This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets of the Seller in return for a combination of cash and stock of the Buyer.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


                             ARTICLE 1 -- Definitions.
                             ------------------------

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Acquired Assets" means all right, title, and interest in and to all of the following assets of the Seller: (a) leaseholds, improvements, fixtures, and fittings thereon, (b) tangible personal property (such as machinery, equipment, manufactured and purchased parts, goods in process and finished goods, furniture, tools, and moldings), (c) Intellectual Property, including without limitation that set forth on Exhibit A, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases and rights thereunder, (e) those agreements, contracts, instruments, Security Interests, other similar arrangements, and rights thereunder, as set forth on Exhibit A,
(f) claims, deposits, rights of recovery, and rights of set off, (g) approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (h) Inventory, and
(i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall not include the Excluded Assets. A detailed list of the Acquired Assets is set forth on Exhibit A attached hereto, which list shall be subject to approval by Buyer following completion of an audit prior to the Closing.

         "Adjusted Trading Price" shall have the meaning set forth in Section 2(c)(i) below.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.


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


         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Bank One, N.A., plus 1% per annum.

         "Assumed Liabilities" means (i) only the renegotiated and amended form of that certain License Agreement between Seller and VideoServer, Inc., a/k/a Ezenia, Inc. (the "VideoServer License") substantially in the form attached hereto as Exhibit B, (ii) those liabilities and obligations pursuant to contracts assumed by Buyer as part of the Acquired Assets and listed on Exhibit A, and (iii) the one year warranty obligation of the Seller for all finished products sold during the prior one year period ending on the date hereof, except for any and all goods in process or finished products sold to or through Smoltz Distributing.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(d) below.

         "Closing Date" has the meaning set forth in Section 2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compliance Certificates" has the meaning set forth in Section 3(q) below.

         "Deposit" has the meaning set forth in Section 2(c)(ii)(A) below.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee  Pension  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(2).

         "Employee  Welfare  Benefit  Plan" has the  meaning  set forth in ERISA
Section 3(1).


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

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning set forth in Section 8(f) below.

         "Escrow Agreement" has the meaning set forth in Section 8(f) below.

         "Escrowed Amount" has the meaning set forth in Section 2(c)(ii)(B) below.

         "Escrow Period" shall mean the period of time commencing on the Closing Date and ending on January 5, 2002, or such other date which is 18 months from the Closing Date if the Closing does not occur on July 5, 2000.

         "Escrowed Shares" has the meaning set forth in Section 2(c)(i) below.

         "Excluded Assets" means (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement); (iii) cash and accounts receivables of Seller; (iv) all of the inventory of Seller, except that inventory, if any, set forth on Exhibit A attached hereto; and (v) all contracts, licenses, agreements, indentures, mortgages, Security Interests, guaranties, and other similar arrangements, except as set forth on Exhibit A.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Financial Statement" has the meaning set forth in Section 3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Gentner Shares" has the meaning set forth in Section 2(c)(i) below.

         "Gold Found Loan Documents" has the meaning set forth in Section 2(c)(ii)(A) below.


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

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Inventory" means those items of inventory set forth on Exhibit A.

         "Knowledge" means actual knowledge.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 3(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" or "Parties" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Principal Shareholders" means Andrew Chiang, Tieh-Shen Wang and Dien-Yi Huang.

         "Purchase Price" has the meaning set forth in Section 2(c) below.


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

         "Registration  Rights  Agreement"  shall have the  meaning set forth in
Section 2(c)(i)

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes due and not yet payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Seller Share" means any share of the capital stock of the Seller.

         "Seller Shareholder" means any person who or which holds any Seller Shares.

         "Set Off Claim" has the meaning set forth in Section 7(f).

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Trading Price" has the meaning set forth in Section 2(c)(i) below.

                          ARTICLE 2 -- Basic Transaction.
                          -------------------------------

         2.1.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
Section 2.

         2.1.2 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.


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

         2.1.3 Purchase Price. The Buyer agrees to pay to the Seller the total amount of $3,758,085 (the "Purchase Price") for the Acquired Assets by delivery of the following:

         (a) Gentner Shares. A number of shares of Buyer's unregistered common stock (the "Gentner Shares"), equal to $2,000,000 in value. The Gentner Shares shall be subject to the terms and conditions of that certain Registration Rights Agreement, substantially in the form of Exhibit F attached hereto (the "Registration Rights Agreement"). The number of Gentner Shares will be 123,381, arrived at by a quotient, the numerator of which is 2,000,000, and the denominator of which is $16.21, which is the average closing price for the ten
(10) trading days between May 1, 2000 and May 10, 2000 (the "Trading Price"). In the event that the average closing price during the ten (10) day period prior to Closing is (A) $17.02 or higher, or (B) $15.40 or lower (in either case the "Adjusted Trading Price", then the number of Gentner Shares shall be recalculated using the quotient set forth above, but using $17.02 as the denominator (if the Adjusted Trading Price is equal to or greater than $17.02), or $15.40 as the denominator (if the Adjusted Trading Price is equal to or less than $15.40). The Parties agree that a number of Gentner Shares will be placed in escrow (the "Escrowed Shares") with the Escrow Agent at the Closing, to be held pending the exercise of any Set-Off Claim by Buyer pursuant to Section 8(f) below. In the event the number of Gentner shares delivered to the Seller at Closing is adjusted based upon the Adjusted Trading Price, the Escrowed Shares shall be subject to a pro-rata adjustment. The parties acknowledge that as of the date hereof, the Adjusted Trading Price has been applied resulting in the number of Gentner Shares being 129,871, of which 29,591 shall be deemed the Escrowed Shares, as contemplated by this paragraph.

         (b) Cash Purchase Price. Cash in the total amount of $1,758,085, which shall be paid to the Seller as follows:

(i) The Deposit. $200,000 shall be paid to Seller as a deposit (the "Deposit"). The parties acknowledge that the Seller has received the Deposit from the Buyer in connection with execution of a non-binding term sheet prior to the execution of this Agreement. The Deposit may be retained by Seller if the Closing does not occur within a reasonable time following July 3, 2000, unless such failure to close (i) is caused by Seller, or (ii) arises from Gentner's discovery during due diligence of any lien, encumbrance, security interest, claim, license, grant, infringement of Seller's Intellectual Property rights, or Seller's infringement of the Intellectual Property rights of any third party, which materially adversely affects the Acquired Assets (other than the Assumed Liabilities, and those encumbrances or security interests which shall be paid or terminated prior to or at the Closing, including that certain Note, Security Agreement and Business Loan Agreement between Seller and Gold Found Group dated September 1, 1999 (the "Gold Found Loan Documents"). In the event that the Closing has not occurred as specified herein, but Seller is not entitled to retain the Deposit, it shall immediately return to Buyer the amount of the Deposit that is has received from Buyer. If Seller fails to return the amount of the Deposit when required to do so by this Section, the Deposit shall be converted into a secured loan in the amount of such Deposit, bearing interest at the Applicable Rate, and Seller shall execute such loan documents reasonably required by Buyer to perfect its security interest in Seller's assets.


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

(ii) Escrowed Amount. Buyer shall wire transfer $100,000 (the "Escrowed Amount") to the Escrow Agent at the Closing, to be held pending the exercise of any Set Off Claim by Buyer pursuant to Section 8(f) below.
(iii) Cash at Closing. Buyer shall wire transfer $1,458,085 to the Seller at the Closing.

         2.1.4 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place via Federal Express, or other reputable overnight delivery service, and telefax on July 5, 2000, or at a date and location mutually agreed upon by the Parties.

         2.1.5 Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller such instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to the Seller and the Escrow Agent the consideration specified in Section 2(c) above.

         2.1.6 Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule, substantially in the form attached hereto as Exhibit C.

         2.1.7 Transfer of Gentner Shares. The Parties acknowledge that the Seller may transfer the Gentner Shares to certain or all of the Principal Shareholders following the Closing. Any such transfer shall comply with all applicable securities laws and regulations applicable thereto, including any applicable exemptions thereunder.

            ARTICLE 3 -- Representations and Warranties of the Seller.
            ----------------------------------------------------------

The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         3.1.1 Organization of the Seller. The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is qualified to do business and is in good standing therein in those jurisdictions set forth on the Disclosure Schedule.



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

         3.1.2 Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller Shareholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         3.1.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         3.1.4 Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         3.1.5 Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, except as set forth on the Disclosure Schedule.

         3.1.6 Subsidiaries. The Seller has no Subsidiaries.

         3.1.7 Financial Statements. The following financial statements (collectively the "Financial Statements") will be attached hereto a Exhibit D prior to the Closing: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended April 30, 1998, (ii) draft unaudited balance sheets, statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended April 30, 1999 for the Seller, and (iii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the period ended April 30, 2000 (the "Most Recent Fiscal Year End") for the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to year-end adjustments.

         3.1.8 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

         (a) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

         (c) no party (including the Seller) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Seller is a party or by which any of them is bound;

         (d) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

         (e) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

         (f) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

         (g) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000 singly or $10,000 in the aggregate;

         (h) the Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

         (i) the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $1,000 or outside the Ordinary Course of Business;

         (j) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

         (k) there has been no change made or authorized in the charter or bylaws of any of the Seller;

         (l) the Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         (m) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         (n) the Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

         (o) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

         (p) except for those disclosed to the Buyer during the due diligence period, the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

         (q) reserved;

         (r) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         (s) the Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (t) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

         (u) the Seller has not committed to any of the foregoing.

         3.1.9 Undisclosed Liabilities. The Seller has no Liability (and to the Knowledge of Seller there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         3.1.10 Legal Compliance. The Seller has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         3.1.11 Tax Matters.

         (a) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All accrued Taxes due from the Seller (whether or not shown on any Tax Return) have been paid. The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) The Seller has withheld and paid all Taxes required to have been withheld and paid by Seller in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) To the Knowledge of the Seller, no Principal Shareholder or director or officer (or employee responsible for Tax matters) of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the Principal Shareholders and the directors and officers (and employees responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority. Section 3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods from May 7, 1997 through the present, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyer correct and complete copies of all filed federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since May 7, 1997.

         (d) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

         (f) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) and (B) has no Liability for the Taxes of any Person (other than the Seller) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         3.1.12 Real Property.

         (a) The Seller owns no real property.

         (b) Section 3(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 3(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(l)(ii) of the Disclosure
Schedule:

(i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;
(ii) rovided that consent to assignment has been properly obtained by Seller and Buyer, the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);
(iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;
(iv)                    no party  to  the lease or sublease has  repudiated  any
provision  thereof;
(v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;
(vi) with respect to each sublease, to the Knowledge of the Seller, the representations and warranties set forth in subsections (A) through
(E) above are true and correct with respect to the underlying lease;
(vii) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;
(viii) to the Knowledge of the Seller, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;
(ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities in the manner and for the purposes they have been used by the Seller in its Ordinary Course of Business.

         3.1.13 Intellectual Property.

         (a) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all reasonably necessary and desirable actions to maintain and protect each item of Intellectual Property that it owns or uses.

         (b) To the knowledge of the Seller, the Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and to the Seller, none of the Principal Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

         (c) Section 3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3(m)(iii) of the Disclosure Schedule:

(i) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;
(ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and
(iv) the Seller has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         (d) Section 3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(m)(iv) of the Disclosure Schedule:

                        the  license,  sublicense,   agreement,   or  permission
covering the item is legal, valid, binding, enforceable, and in full force and effect;

(ii) provided that consent for assignment has been obtained by Seller and Buyer, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);
(iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;
(iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;
(v) with respect to each sublicense, to the Knowledge of the Seller, the representations and warranties set forth in subsections (A) through
(D) above are true and correct with respect to the underlying license;
(vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
(vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and
(viii) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         3.1.14 Tangible Assets. Each item of the Acquired Assets is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         3.1.15 Inventory. The Inventory of the Seller consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

         3.1.16 Contracts. Section 3(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Seller is a party:

         (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum;

         (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Seller, or involve consideration in excess of $1,000;

         (c) any agreement concerning a partnership or joint venture of the Seller;

         (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         (e) any agreement concerning confidentiality or noncompetition;

         (f) any agreement with the Seller as a party and involving any of the Principal Shareholders and their Affiliates (other than the Seller);

         (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

         (h) any collective bargaining agreement;

         (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000 or providing severance benefits;

         (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

         (k) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller; or

         (l)  any  other   agreement  (or  group  of  related   agreements)  the
performance of which involves consideration in excess of $10,000.

         The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         3.1.17 Compliance Testing. Section 3(q) of the Disclosure Schedule identifies each U.S. and non-U.S. industry organization that has certified or approved any of the Acquired Assets, and copies of such approvals have been delivered to the Buyer (collectively, the "Compliance Certificates").

         3.1.18 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Seller.

         3.1.19 Reserved.

         3.1.20 Litigation. Section 3(t) of the Disclosure Schedule sets forth each instance in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller.

         3.1.21 Product Warranty. Each product manufactured, sold, leased, or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet. No product manufactured, sold, leased, or delivered by any of the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Seller (containing applicable guaranty, warranty, and indemnity provisions).

         3.1.22 Product Liability. The Seller has no Liability (and to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

         3.1.23 Employees. To the Knowledge of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. The Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller. Schedule 3(w) lists each current and former employee of the Seller since January 1, 1995.

         3.1.24 Employee Benefits. Seller is in compliance with each Employee Benefit Plan that it maintains, and each such plan complies in all material respects with applicable laws.

         3.1.25 Guaranties. The Seller is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         3.1.26 Environmental, Health, and Safety Matters.

         (a) To the Knowledge of the Seller, the Seller has materially complied and is in material compliance with all Environmental, Health, and Safety Requirements.

         (b) Without limiting the generality of the foregoing, to the Knowledge of the Seller, the Seller has obtained and is in material compliance with all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

         (c) The Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (d) To the Knowledge of the Seller, none of the following exists at any property or facility owned or operated by the Seller: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills or surface impoundments.

         (e) To the Knowledge of the Seller, the Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any hazardous substance, or owned or operated any property or facility in a manner that has given or would give rise to liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

         (f) To the Knowledge of the Seller, the Seller has not, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

         (g) To the Knowledge of the Seller, no facts, events or conditions relating to the past or present facilities, properties or operations of the Seller will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         3.1.27 Certain Business Relationships With the Seller. None of the Principal Shareholders and their Affiliates has been involved in any business arrangement or relationship with the Seller within the past 12 months, and none of the Principal Shareholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Seller.

         3.1.28 Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         3.1.29 Investment. The Seller (i) understands that the Gentner Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is acquiring the Gentner Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, provided that the Seller may distribute some or all of the Gentner Shares to one or more of its current Shareholders consistent with the provisions of this Agreement, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Gentner Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Gentner Shares, and (vi) is an Accredited Investor.

           ARTICLE 4 -- Representations and Warranties of the Buyer.
           ---------------------------------------------------------

The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         4.1.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         4.1.2 Capitalization; Gentner Shares. The authorized capital stock of the Buyer consists of 50,000,000 shares of common stock, par value $.001 per share. As of June 1, 2000, 8,417,038 shares of common stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of common stock were held in treasury. The Gentner Shares, when delivered at the Closing, shall have been duly authorized, fully paid, and nonassessable.

         4.1.3 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         4.1.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         4.1.5 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                      ARTICLE 5 -- Pre-Closing Covenants.
                      -----------------------------------

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         5.1.1 General. Each of the Parties will use its best efforts to take all action and to do all things necessary or proper to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, of the closing conditions set forth in Section 6 below).

         5.1.2 Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its reasonable best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

         5.1.3 Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, without the prior written consent of the Buyer, the Seller will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or
(ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(h) above.

         5.1.4 Preservation of Business. The Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.1.5 Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Seller.

         5.1.6 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant without the written consent of the other Party.

         5.1.7 Exclusivity. The Seller, on behalf of itself, its officers, directors, shareholders, attorneys, and advisor, together with the Principal Shareholders, agrees not to (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Seller (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate other than with Buyer in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, pending the Closing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing prior to the Closing.

                 ARTICLE 6 -- Conditions to Obligation to Close.
                 -----------------------------------------------

         6.1.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

         (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (c) the Seller shall have procured all of the third party consents specified in Section 5(b);

         (d) no material adverse change, financial or otherwise, shall have occurred in the condition of Seller, Seller's business, or the Acquired Assets, including without limitation any action, suit, or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets, and to operate the former businesses of the Seller (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (e) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

         (f)  the  Seller  and  the  Buyer   shall  have   received   all  other
authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

         (g) the Buyer shall not have discovered during due diligence any lien, encumbrance, security interest, claim, license, grant, infringement of Buyer's Intellectual Property rights, or Buyer's infringement of the Intellectual Property rights of any third party, which materially adversely affects the Acquired Assets (except for the Assumed Liabilities, and those encumbrances or security interests which shall be paid or terminated prior to or at the Closing, including the Gold Found Loan Documents).

         (h) the Buyer shall have received from counsel to the Seller an opinion, substantially in the form as set forth in Exhibit E attached hereto, addressed to the Buyer, and dated as of the Closing Date;

         (i) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer; and

         (j) the transaction contemplated herein shall have been approved by the Board of Directors of Buyer.

     The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         6.1.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (a) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

         (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (c) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (d) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

         (e)  the  Seller  and  the  Buyer   shall  have   received   all  other
authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

         (f) the transaction contemplated herein shall have been approved by the Board of Directors of the Seller and the Seller Shareholders; and

         (g)  all  actions  to  be  taken  by  the  Buyer  in  connection   with
consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

     The Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.


                             ARTICLE 7 -- Termination.
                            --------------------------

         7.1.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

         (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

         (b) the Buyer may terminate this Agreement by giving written notice to the Seller on or before the Closing if the Buyer is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding the Seller, subject to the provisions of Section 2(c) hereof regarding forfeiture of the Deposit in certain circumstances;

         (c) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred within a reasonable amount of time after July 3, 2000 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

         (d) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred within a reasonable amount of time after July 3, 2000, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         7.1.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach, and except for the provisions of Section 2(c) relating to the forfeiture or refund of the Deposit in certain circumstances).

             ARTICLE 8 -- Remedies for Breaches of this Agreement.
             -----------------------------------------------------

         8.1.1 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for a period of two years thereafter (subject to any applicable statutes of limitations).

         8.1.2 Indemnification Provisions for Benefit of the Buyer. In the event the Seller breaches any of its representations, warranties, or covenants, or any other provision contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to the provisions below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by a material breach of any such representation, warranty, covenant or other provision hereof.

         8.1.3 Indemnification Provisions for Benefit of the Sellers. In the event the Buyer materially breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to the provisions below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the material breach of any such representation, warranty, covenant or other provision hereof.

         8.1.4 Matters Involving Third Parties.

         (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the
Indemnified   Party  has  given  notice  of  the  Third  Party  Claim  that  the
Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (C) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), and (B) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         8.1.5 Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

         8.1.6 Certain Set-Off Rights. The Escrowed Shares and the Escrowed Amount shall be placed in escrow at Closing pursuant to Section 2(c) above, for the Escrow Period commencing on the Closing Date, with an Escrow Agent to be agreed upon by the Parties (the "Escrow Agent"). The Parties shall enter into an escrow agreement (the "Escrow Agreement") with the Escrow Agent containing terms consistent with the provisions of this Agreement. The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 8) by notifying the Seller in writing of such Adverse Consequences (the "Set-Off Claim") stating (i) the amount of such Adverse Consequences, and (ii) the basis for such claim of Adverse Consequences in sufficient details for Seller to evaluate the Set-Off Claim; Seller shall have ten (10) days to evaluate and respond to Buyer's Set-Off Claim in writing. If Seller does not dispute Buyer's Set-Off Claim, Buyer shall be entitled to set off such claim against the Escrowed Amount, and thereafter against the Escrowed Shares. In the event that the Seller disputes a Set-Off Claim, the parties will resolve such dispute using the procedure described in Section 10(p) below, provided that, if the Escrow Period described in this section expires during the existence of a dispute involving a Set-Off Claim, the Escrow Agent shall retain an amount equal to the Set-Off Claim in escrow pending resolution of the dispute, and will release the balance of the Escrowed Amount and Escrowed Shares to Seller.

         8.1.7 Notwithstanding anything to the contrary in this Agreement, the Seller shall have no obligation to indemnity the Buyer from and against any Adverse Consequences unless and until the aggregate indemnifiable Adverse Consequences suffered by the Buyer equal or exceed $34,000, net of any proceeds actually received from any insurance policy or policies covering such Adverse Consequences (the "Basket"), at which point the Seller shall be obligated to indemnify the Buyer for all Adverse Consequences (including the Basket). In no event shall the Seller's liability to indemnity the Buyer exceed the Purchase Price.

         8.1.8 The foregoing indemnification provisions in this Section 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the transactions contemplated by this Agreement.

                       ARTICLE 9 -- Additional Covenants.
                       ----------------------------------

         9.1.1 Confidentiality. Except as set forth in press releases and announcements approved in advance by each of the Parties, the existence and terms of this Agreement are strictly confidential and may not be disclosed to anyone other than to the directors, officers and advisers of the Parties who have fiduciary or legal responsibilities to keep such information confidential. Seller shall use its best efforts to prevent its officers, directors, employees and shareholders from trading in Buyer's stock pending public announcement by the Parties of the Agreement. Each Party agrees that it will not disclose to third parties information deemed confidential by the other Party, other than as required by applicable law.

         9.1.2 Non-Compete. Seller agrees that, for a period of three years following the Closing, it will not develop, license or sell any products or services within or without the U.S. that are competitive with the lines of business of Gentner that utilize any of the Acquired Assets.

         9.1.3 Share Certificate Legends. The Seller understand and agrees that each certificate representing Gentner Shares received hereunder shall bear the following legends:

                  "THE   TRANSFER  OF  THE   SECURITIES   REPRESENTED   BY  THIS
                  CERTIFICATE IS RESTRICTED BY AN ASSET PURCHASE AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                          ARTICLE 10 -- Miscellaneous.
                          ----------------------------

         10.1.1  Term  Sheet.  The  Parties   acknowledge  that  this  Agreement
supersedes that certain term sheet executed by Buyer, Seller and the Principal Shareholders dated effective April 18, 2000.

         10.1.2 Press Releases and Public Announcements. Other than the press release issued jointly by the Parties on or about May 19, 2000, no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure). The Seller acknowledges that the Buyer will file a Form 8-K with the U.S. Securities and Exchange Commission in connection with the transactions contemplated hereby.

         10.1.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.1.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.1.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.1.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.1.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.1.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:         Gentner Communications Corporation
                                            1825 Research Way
                                            Salt Lake City, UT  84119
                                            Attention:
                                            Telefax:

                  Copy to:                  Jones, Waldo, Holbrook & McDonough
                                            170 South Main St.
                                            Salt Lake City, UT  84108
                                            Attention: James A. Valeo, Esq.
                                            Telefax: 801-328-0537


                  If to the Buyer:          ClearOne, Inc.
                                            14 Tower Office Park
                                            Woburn, MA  01801
                                            Attention:
                                            Telefax:

                  Copy to:                  Holland & Knight LLP
                                            One Beacon Street
                                            Boston, MA  02108
                                            Attention: Thomas Huang, Esq.
                                            Telefax: 617-720-0325

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         10.1.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Utah.

         10.1.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that any amendment effected after the Seller Shareholders have approved this Agreement will be subject to the restrictions contained in applicable law concerning such approval. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.1.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.1.12 Expenses. Each of the Buyer and the Seller, will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.1.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. At the request of Buyer, Seller has disclosed each exception to a representation and warranty with reasonable particularity and described the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         10.1.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.1.15 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         10.1.16 Dispute Resolution. Subject to the provisions of Section 10(o) above, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled: first, by good faith negotiation between the Parties for a period of no more than ten (10) days following written notice by the disputing Party to the other Party of such dispute; then, if unresolved, by non-binding mediation for a period of thirty (30) days before a mutually satisfactory mediator. Any dispute remaining unresolved following mediation shall be settled by binding arbitration before a single arbitrator under the Rules of the American Arbitration Association for Commercial Disputes (the "Rules" (as modified by this section)). Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, and shall be binding on the Parties hereto. The costs of arbitration, including reasonable legal fees and costs, shall be borne by either or both of the Parties in whatever proportion as the arbitrator or arbitrators may award.

         10.1.17 Employee Benefits Matters. The Buyer may, but shall not be obligated, to hire certain Employees of Seller. In any event, Seller shall remain responsible for each of the Employee Benefit Plans that the Seller maintains following the Closing (and for terminating such Employee Benefit Plans that Seller elects not to maintain following the Closing) and each trust, insurance contract, annuity contract, or other funding arrangement that the Seller has established with respect thereto, and Buyer shall assume no responsibility or obligation therefor.


                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

GENTNER COMMUNICATIONS CORPORATION


By:    /s/Susie Strohm
       ------------------------------------------
Title: Chief financial Officer
       ------------------------------------------


CLEARONE, INC.


By:    /s/Andrew Chiang
       ------------------------------------------
Title: President
       ---------------------------------

                                    EXHIBIT A

                                 ACQUIRED ASSETS

Contracts/Agreements/Licenses
-----------------------------



VideoServer License Agreement, dated March 24, 1999, as amended

The Compliance Certificates

License Agreement between DSP Software Engineering, Inc., and Intervision Corp., dated April 15, 1998

International Distribution Agreement by and between Taiwan Teama Trading Co. Ltd. and Seller, dated April 10 , 2000

Distribution Agreement by and between TeleDynamics, LLP, and Seller, dated February 10 , 2000

Distribution Agreement by and between Daisytek, Inc., and Seller, dated April 10 , 2000

Short Term Vendor Agreement, by and between Wal-Mart and Seller, dated October 14, 1999

Vendor Agreement, by and between Office Depot and Seller, dated May 23, 2000

Inventory  Listing  [Intentionally Omitted]

Other Acquired Assets

All Intellectual Property in Schedule 3(m)(iii) and 3(m)(iv) of the Disclosure Schedule, other than the November 20, 1997 Software License Agreement with VideoServer, Inc., and the April 23, 1998 Co-Marketing Agreement with 8x8, Inc., referenced therein.

An amount of $59,000 currently held by the Landlord as deposit for Seller's Woburn office

                                    EXHIBIT B

                               VIDEOSERVER LICENSE

                         AMENDMENT TO LICENSE AGREEMENT

     THIS AMENDMENT TO LICENSE AGREEMTNT (the "Amendment") is entered into as of the 1st day of June, 2000 by and among Gentner Communications Corporation, a Utah corporation ("Assignee" or "Gentner"), ClearOne, Inc., a Massachusetts corporation ("Licensor" or "ClearOne") and Ezenia, Inc., a Delaware corporation (formerly VideoServer, Inc.) ("Licensee" or "Ezenia"), the foregoing sometimes referred to collectively herein as the "parties."

                             ARTICLE 11 -- RECITALS
                             ----------------------


                           A. ClearOne and Licensee entered into that certain License Agreement dated March 24, 1999 (the "License Agreement"), relating to the license of certain technology owned by ClearOne.

                           B. Gentner and ClearOne have entered into negotiations concerning a proposed transaction in which Gentner contemplates acquiring certain assets of ClearOne (the "Acquired Assets"). The Acquired Assets include software and other intellectual property of ClearOne, some of which has been licensed to Licensee pursuant to the License Agreement.

                           C. Subject to the closing of Gentner's purchase of the Acquired Assets, the parties wish to amend the License Agreement as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the parties mutually covenant and agree as follows:

1. Capitalized Terms. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings given to such terms in the License Agreement.

2. Deletion of Provisions. The texts of Section 1.5, Section 2, and Section 6.2 of the License Agreement are hereby deleted in their entirety, and the notation "Intentionally Omitted" shall be inserted in place of each deleted provision to maintain existing numbering of the Sections.

3. Gentner as Assignee. Gentner hereby agrees to be bound by all of the terms of the License Agreement and to assume all of ClearOne's rights and obligations thereunder as modified and amended by this Amendment.

4. Deliverables; License Fees. Licensee hereby acknowledges that it has (i) accepted all of the Deliverables, (ii) received or waived the training to which it was entitled pursuant to Section 5 of the License Agreement, and (iii) shall not be entitled to receive, and Gentner shall not be required to deliver additional Hardware Units under the License Agreement. The parties each agree that Licensee shall not be obligated to pay additional License Fees pursuant to
Section 6.1 of the License Agreement.

5. Condition to Effectiveness. This Amendment shall not be binding upon the parties or modify the License Agreement unless and until the closing of
Gentner's purchase of the Acquired Assets pursuant to the transaction contemplated between Gentner and ClearOne.

6. Affirmation of the Lease. Gentner and Licensee hereby affirm and ratify the License Agreement, and agree that the License Agreement, as amended hereby, shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date of the first above written.


GENTNER COMMUNICATIONS                    CLEARONE, INC.
CORPORATION


By     /s/Susie Strohm                    By      /s/Andrew Chiang
  --------------------------------------     -----------------------------------

Its     CFO                               Its      President
   -------------------------------------     -----------------------------------

EZENIA, INC.


By      /s/Stephen P. Cummings
   -------------------------------------

Its      V.P. of Engineering
   -------------------------------------

                                    EXHIBIT C

                               ALLOCATION SCHEDULE


ClearOne Purchase Allocation

Property & Equipment - Net          $  319,284

Deposits (Cummings Lease/UPS)       $   59,250

Intangibles (Patent)                $   21,624

Goodwill                            $3,061,842

Inventory                           $  299,085
                                    -----------

Total Purchase Price                $3,758,085
                                    ==========

                                    EXHIBIT D

                              FINANCIAL STATEMENTS

                  [see auditor's report for ClearOne in 8-K/A]

                                    EXHIBIT E

                           SELLERS OPINION OF COUNSEL

[Intentionally Omitted]

                                    EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is entered into as of July 5, 2000, by and between Gentner Communications Corporation, a Utah corporation (the "Company"), and ClearOne, Inc., a Massachusetts corporation ("Purchaser" or "Purchasers").

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Asset Purchase Agreement" shall mean the Asset Purchase Agreement between Company and Purchaser dated July 5, 2000.

         "Common Stock" shall mean the common stock of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder.

         "Holder" or "Holders" shall mean any Purchaser or any assignee under this Agreement who holds any Registrable Securities (as defined below).

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below), including the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" means the Shares (as defined below) held by Purchasers which have not been registered pursuant to this Agreement.

         "Registration Expenses" shall mean all expenses incurred by the Company in connection with a registration hereunder, including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration, the fees and disbursements of counsel for the Company.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Shares and all fees and disbursements of counsel for any Holder in connection with the sale of the Shares.

         "Shares" means some or all of the 129,871 shares of the Company's common stock issued to the Purchaser pursuant to the Asset Purchase Agreement, including additional shares of common stock as a result of any stock split, stock dividend, recapitalization, or similar event applicable to such Shares.

2.       "Piggy-Back" Registration.
         -------------------------

         (a) If the Company shall determine at any time to register any of its Common Stock or securities which are convertible into or exercisable for Common Stock (other than a registration relating solely to employee benefit plans, a registration relating solely to an SEC Rule 145 transaction, a registration on Form S-4, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will: (i) promptly give to the Holders written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws), and (ii) cause to be included in such registration and in any underwriting involved therein all the Registrable Securities specified in a written request or requests made by the Holders within ten (10) days after receipt of such written notice from the Company; provided, however, that the number of Registrable Securities so registered may be limited by the underwriter's cut-back provision set forth in Subsection 2(c) below.

         (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Subsection 2(a). In such event, the right of each Holder to register pursuant to Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         (c) Any Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2, the Company shall not be required to include in the registration the Registrable Securities of any Holder unless the Holder accepts and agrees to the terms proposed by the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters and based on marketing factors identified by such underwriters, jeopardize the success of the offering by the Company. If the total number of Registrable Securities which the Holders request to be included in any offering exceeds the number of Shares which the underwriters reasonably believe is compatible with the success of the offering, then the number of shares to be registered shall be reduced as between the Holders and the Company pro rata based on the ratio of (i) the Registrable Shares to be registered to
(ii) all shares of Common Stock of the Company to be registered, provided that the number of shares of Registrable Securities of the Holders to be included shall not be reduced by more than fifty percent (50%) of the total shares that the Holders have requested be included in the registration.

3. Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Securities, the Company shall do the following as expeditiously as possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that, except as set forth in Subsection 3(b) below, the Company shall in no event be obligated to cause such registration statement to remain effective for more than one hundred twenty (120) days.

         (b) If the registration is effected pursuant to Rule 415 under the Securities Act, which rule allows for the registration of securities to be offered on a continuous or delayed basis, the Company shall promptly (i) take all actions that may be necessary or advisable to maintain the effectiveness of such registration, (ii) at Purchaser's request, file with the SEC a supplement or supplements to the previously filed prospectus as required by Rule 424 under the Securities Act, and (iii) maintain the effectiveness of such registration statement for at least one hundred twenty (120) days following the filing of any such supplements.

         (c) Prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection therewith to comply with the requirements of the Securities Act.

         (d) Furnish to the Holders such number of copies of a prospectus (including a preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities to be sold under the registration statement.

         (e) Use its reasonable best efforts to register and qualify the securities covered by such registration statements under the securities laws of such states of the United States as shall be reasonably appropriate for the distribution of the securities covered by such registration statement.

4. Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders of Registrable Securities included in any registration shall cooperate with the Company and any underwriters to effect such registration, including providing to the Company any consents and furnishing to the Company such information regarding such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Agreement.

5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to
Section 2 of this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their Shares so registered.

6. No Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration under this Agreement as a result of any controversy that might arise with respect to the interpretation or implementation hereof.

7. Indemnification. In the event that the Registrable Securities of a Holder are included in a registration statement filed under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify each such Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification, or compliance of Registrable Securities of such Holder has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any such registration, qualification, or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors and partners, each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case for amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the reasonable consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission in written information furnished to the Company by such Holder with the knowledge that it would be used in the registration statement.

         (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers, directors, and partners, and each person controlling such other Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with the knowledge that it would be used therein, provided that the Holder will not be liable in any case for amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the reasonable consent of the Holder (which consent shall not be unreasonably withheld).

         (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein, if substantially prejudicial to the ability of the Indemnifying Party to defend against such claim or any litigation resulting therefrom, shall relieve such Indemnifying Party of any obligations under this Agreement to the extent such Indemnifying Party is damaged solely as a result of such failure to give notice, but such failure shall not relieve such Indemnifying Party of any of its obligations otherwise than under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of any outstanding Shares to the public without registration, the Company agrees after any registration to use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as long as it is subject to such reporting requirements.

9. Transfer of Registration Rights. Subject to the limitations and restrictions on transferability of the Shares set forth in the Asset Purchase Agreement, the rights to cause the Company to register a Holder's Shares under this Agreement may be assigned by such Holder (or its assignee) to a transferee that acquires from a Holder (or its assignee) at least fifty percent (50%) or more of the Registrable Securities originally acquired by the transferring Holder, provided that the Company is given notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which these rights are being assigned.

10. "Market Stand-Off" Agreement. Holder agrees, if requested by the Company or an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Shares of the Company held by the Holder (other than those included in the registration) during the 120-day period following the effective date of a registration statement of the Company filed under the Securities Act.

11. Termination of Registration Rights. The obligations of the Company to register the Registrable Securities pursuant to this Agreement shall terminate at the earlier of seven (7) years from the date hereof or, for any Holder, when that Holder is able to sell the Shares pursuant to SEC Rule 144 within a period of twelve (12) months.

12. Modifications and Waivers. This Agreement may not be amended or modified, nor may the rights of any party hereunder be waived, except by a written document that is executed by the Purchasers holding a majority of the Registrable Securities. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall any waiver constitute a continuing waiver.

13. Successors. This Agreement is and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither the Company nor the Purchasers shall assign this Agreement to any third party, except in the case of the Purchasers in accordance with Section 9 above.

14. Rights and Obligations of Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action against any party to this Agreement.

15. Notices. Any notice, request, consent, or other communication hereunder shall be in writing and shall be sent by one of the following means:
(i) mailed by registered  or certified  first class air mail,  postage  prepaid;
(ii) by facsimile transmission; (iii) by reputable overnight courier; or (iv) by personal delivery, and shall be properly addressed to the Company at its principal office, and to the Purchasers at their addresses as shown in the records of the Company, or to such other address or addresses as the Company or Purchasers shall hereafter designate to the other parties in writing. Notices shall be effective when sent.

16. Entire Agreement. This Agreement and the exhibits hereto constitute the entire agreement between the parties hereto in relation to the subject matter hereof. Any prior written or oral negotiations, correspondence, or understandings relating to the subject matter hereof shall be superseded by this Agreement and shall have no force or effect.

17. Severability. If any provision which is not essential to the effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

18. Headings. The headings of the Sections of this Agreement and in the exhibits to this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

19.      Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

20. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without giving effect to the conflicts of laws provisions thereof.

21. Jurisdiction, Service of Process, and Venue. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled: first, by good faith negotiation between the parties for a period of no more than ten (10) days following written notice by the disputing party to the other Party of such dispute; then, if unresolved, by non-binding mediation for a period of thirty
(30) days before a mutually satisfactory mediator. Any dispute remaining unresolved following mediation shall be settled by binding arbitration in Salt Lake City, UT before a single arbitrator under the Rules of the American Arbitration Association for Commercial Disputes (as modified by this section). Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, and shall be binding on the parties hereto. The costs of arbitration, including reasonable legal fees and costs, shall be borne by either or both of the Parties in whatever proportion as the arbitrator or arbitrators may award.

     IN WITNESS WHEREOF,  the Company and each Purchaser listed on Exhibit A has
caused  this   Agreement   to  be  executed  by  his  or  its  duly   authorized
representative.


GENTNER COMMUNICATIONS                  CLEARONE, INC.
CORPORATION


By: /s/Susie Strohm                      By: /s/Andrew Chiang
    --------------------------------         -----------------------------------


Its: Chief Financial Officer             Its: President
     -------------------------------          ----------------------------------